Exhibit 99.1

Boise Cascade Company
1111 West Jefferson Street, Suite 300
Boise, ID 83702

News Release

Investor Relations Contact Kelly Hibbs Office 208-384-3638	Media Contact Lisa Tschampl Office 208-384-6552

For Immediate Release: July 25, 2022
Boise Cascade Completes Acquisition of Coastal Plywood
BOISE, Idaho - Boise Cascade Company ("Boise Cascade," the "Company," "we," "our") (NYSE: BCC) announced today that it has completed the previously announced acquisition of Coastal Plywood Company and its manufacturing operations in Havana, Florida, and Chapman, Alabama.

"We're very pleased to welcome these new associates to the Boise Cascade team," said Nate Jorgensen, CEO. "We look forward to serving our customers with this expanded capacity."

About Boise Cascade

Boise Cascade is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.